Exhibit 99.1
FENTURA FINANCIAL, INC.
P.O. BOX 725
FENTON, MI 48430-0725

Contact:	Donald L. Grill Fentura Financial, Inc. (810) 714-3902

February 5, 2009
For Immediate Release
FENTURA WITHDRAWS TREASURY DEPARTMENT REQUEST
     Fentura Financial, Inc., a Fenton based bank holding company has withdrawn its application for TARP CAP preferred stock funding from the US Department of Treasury. According to CEO Donald L. Grill, “We are nearing the end of a lengthy strategic planning process designed to investigate all of our options to strengthen the performance and financial condition of the company. While it was appropriate that we thoroughly evaluate the TARP CAP program, we concluded that it was in the best interest of our shareholders to withdraw the application”.
     Fentura Financial, Inc. is a bank holding company headquartered in Fenton, Michigan. Subsidiary banks include The State Bank also headquartered in Fenton with offices serving Fenton, Linden, Holly, and Grand Blanc; Davison State Bank headquartered in Davison; West Michigan Community Bank headquartered in Hudsonville with offices serving Hudsonville, Holland and Jenison; and Livingston Community Bank, a division of The State Bank, headquartered in Brighton. Fentura Financial, Inc. shares are traded over the counter under the FETM trading symbol.
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CAUTIONARY STATEMENT: This press release contains certain forward-looking statements that involve risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements, including, but not limited to, economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services pricing. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Further information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filing with the Securities and Exchange Commission.